UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  April 27, 2010

Timberland Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-23333	91-1863696
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

624 Simpson Avenue
Hoquiam, Washington  98550
(Address of principal executive offices and zip code)

(360) 533-4747
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d)    On April 27, 2010, the Board of Directors of Timberland Bancorp, Inc. (“Company”) and its financial institution subsidiary, Timberland Bank (“Bank”), elected Michael Stoney as a director of the Company and the Bank. Mr. Stoney was elected by the Company’s Board of Directors, following the recommendation of the Nominating Committee.  Mr. Stoney was recommended by Director Jim Mason to the Company’s Nominating Committee for consideration as a director.  In connection with Mr. Stoney’s election, the Board of Directors has appointed Mr. Stoney to serve on the Company’s Audit Committee.

    There are no family relationships between Mr. Stoney and any director or other executive officer of the Company and the Bank and he was not appointed as a director pursuant to any arrangement or understanding with any person.  Mr. Stoney has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)   On April 27, 2010, the Board of Directors of Timberland Bancorp, Inc. (“Company”) amended the Company’s Bylaws to increase the number of members of the Board of Directors from seven to eight.  The amendment is effective April 27, 2010. A copy of the Company’s Amended and Restated Bylaws are attached as Exhibit 3.2 to this Form 8-K and incorporated herein by reference.

        Also, on April 27, 2010, Timberland Bank (“Bank”) announced that the Board of Directors of the Bank amended the Bylaws by increasing the number of members of the Board of Directors from seven to eight effective April 27, 2010.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits

The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

3.2	Amended and Restated Bylaws of Timberland Bancorp, Inc.

99.1	Press Release of Timberland Bancorp, Inc. dated April 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TIMBERLAND BANCORP, INC.

Date: April 28, 2010	By: /s/ Michael R. Sand
Michael R. Sand
President and Chief Executive Officer

3